UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2009

ADAMA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148910 (Commission File Number)	98-0552470 (IRS Employer Identification No.)

c/o Aviram Malik
76/7 Zalman Shazar Street.
Hod Hasharon, Israel 45350
(Address of Principal Executive Offices, Zip Code)

972-(72) 2121324
 (Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Appointment of Directors

On July 22, 2009, Mr. Gal Ilivitski resigned from his positions as an officer and as a member of the Board of Directors (the “Board”) of Adama Technologies Corporation, a Delaware corporation (the “Registrant”). The Registrant is not aware of any disagreements between Mr. Ilivitski and any other officer or director of the Registrant.

We are providing Mr. Ilivitski with a copy of this current report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between Mr. Ilivitski and the Registrant, the Board of Directors or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

The Board appointed Mr. Boaz Benrush and Mr. Oren Bar-nir Gayer (Mr. Benrush and Mr. Bar-nir Gayer are collectively referred to herein as the “Directors”), as members of the Board. Pursuant to the Agreement, as defined herein, the Directors were also appointed members of the Board of Directors of Adama Technologies (Israel) Ltd., a wholly owned subsidiary of the Registrant (the “Subsidiary”), each to serve until his successor is duly appointed and qualified.

Boaz Benrush is currently a director of the Registrant and the Subsidiary. Mr. Benrush is also the Founder and Chief Executive Officer of Ruth CB, a boutique investment firm, which specializes in initiating, planning, structuring and executing private equity financing, mergers and acquisitions, corporate recovery plans, etc. in Israel, Europe and the United States. From 1998 to 2005, Mr. Benrush was head of mergers and acquisitions at KPMG Corporate Finance in Israel. Mr Benrush has a Bachelor of Arts in Economics and Accounting from Haifa University and a Master of Business Administration in Corporate Finance from Tel Aviv University. Mr. Benrush is a certified public accountant.

Oren Bar-nir Gayer is currently a director of the Registrant and the Subsidiary. From 2004 to 2007, and until May 2009, Mr. Bar-nir Gayer worked in various positions in accounting and finance at Amdocs Ltd., including being the Finance Director of Service Division and Operation Division of Amdocs Limited, a public company traded on New York Stock Exchange, a market leader in customer experience systems for the telecommunication industry. During 2008, Mr. Bar-nir Gayer was the Chief Economist and Deputy General Business Manager of Milomor Resido Group, a public company traded on Tel-Aviv stock exchange, which is in the business of real estate, retail, and marble excavation, operating in Israel and Romania.  From 2000 to 2003, Mr. Bar-nir Gayer worked with KPMG as a Senior Consultant and has gained diversified and extensive experience in valuations, mergers and acquisitions, capital raising, investment analysis, financial planning & modeling, strategic advisory, and executive & employee compensation plans.  Mr. Bar-nir Gayer has a Bachelor of Arts in Economic and Accounting and a Master of Business Administration in Corporate Finance from the Hebrew University of Jerusalem. Mr. Bar-nir Gayer is a certified public accountant.

Appointment of Secretary

With Mr. Gal Ilivitski resignation as Secretary of the Registrant, on July 22, 2009, the Board of Directors of the Registrant appointed Mr. Doron Latzer as Secretary, to serve at its discretion.

Doron Latzer is a founder of Pearl Cohen Zedek Latzer ("PCZL") and the senior partner of the firm’s corporate group. PCZL is a leading full service law firm with offices in Israel, New York and Boston. Mr. Latzer has over 24 years of commercial and corporate law experience working with international companies and serving as in-house and outside counsel. Mr. Latzer began his professional career at Shugol & Co. in Tel Aviv, where he worked from 1984-1989 He worked as an in-house attorney for the Kansas Power & Light Company (KP&L), specializing in joint ventures and technology-related investments and collaborations. He served as of counsel at Shook, Hardy & Bacon in Kansas City, Missouri and a visiting professor of International Transactions at UMKC Law School in 1991. Between 1992 to1995 he served as an in-house attorney at Elbit Ltd – a leading international contractor in the defense field, where he advised on joint ventures and investments in new technologies. Mr. Latzer is the Chairman of Aktiva Holdings BV, a private equity holding company in the Netherlands. Mr. Latzer graduated from Leeds University with his LL.B. and is a Barrister- in – Law of the Middle Temple, London. He is also a member of the Israeli and Kansas bars. He serves as the director of Aktiva Holdings BV, a large European equity fund, and consults other major European and American investors.

The Agreement

On July 22, 2009, the board of directors of the Registrant unanimously approved the Agreement between the Registrant and the Directors (the “Agreement”), pursuant to which the Directors were made members of the board of directors of the Subsidiary and will perform the duties specified therein. In consideration for the services to be rendered by the Directors, the Agreement also provides for the issuance of an aggregate of 14,000,000 shares of the Registrant’s common stock, which constitute 15.4% of the Registrant’s issued and outstanding shares of common stock on a fully diluted basis as of the date of the Agreement (the “Shares”). The issuances of the Shares will be made pursuant to the Adama Technologies Corporation 2009 Employee Stock Incentive Plan and subject to the Directors achieving the milestones set forth in Section 2 of the Agreement (the “Milestones”). The Agreement also provides for the issuance of additional shares of common stock to the Directors in accordance with the terms and provisions set forth in Section 2.3 of the Agreement. The term of the Agreement is from March 1, 2009 and will continue until the achievement of the Milestones or such other time as mutually agreed upon in writing by both parties.

In accordance with the Agreement, the Shares will be issued to a trustee on behalf of the Directors within 30 days from the date of the Agreement and the Shares will be held by the trustee for the appropriate holding period required by Section 102(b)(2) of the Israeli Income Tax Ordinance (Capital Gain Option Through a Trustee).

Adoption of 2009 Employee Stock Incentive Plan and Issuance of Shares

On July 22, 2009, the Registrant adopted the Adama Technologies Corporation 2009 Employee Stock Incentive Plan, pursuant to the plan adopted by the Board.  Under the plan, the Company is authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors, consultants and service provider of the Company and its subsidiaries.

The maximum number of shares available for grant under the plan is 25,000,000 shares of common stock.  The number of shares available for award under the plan is subject to adjustment for certain corporate changes and based on the types of awards provided, all in accordance with the provisions of the plan. The plan may be administered by the Board.

Following adoption of the plan, the Directors will receive and aggregate of 14,000,000 restricted shares of the Registrant, which will constitute 15.4% of the Registrant’s issued and outstanding shares of common stock on a fully diluted basis.

Section 8 - Other Events

Item 8.01 Other Events.

New Subsidiary

On June 22, 2009, Adama Technologies (Israel) Ltd. was established under the laws of Israel and on July 22, 2009, it became a wholly owned subsidiary of the Registrant.  The Directors were appointed as the sole directors of the Subsidiary, to serve until their respective successors have been duly elected and qualified.

Service Agreement

On July 22, 2009, the Registrant entered into a Service Agreement with the Subsidiary, pursuant to which the Subsidiary will provide the Registrant with business management services, including, on-going supervision, management and business development of the Registrant's business activities, as well as, any other services that will be requested by the Registrant (the “Services”). In rendering the Services, an employee of the Subsidiary will act as the Registrant’s Chief Executive Officer and as such will have full power and authority to negotiate, conclude, sign, execute, contracts or business engagements in the name of or on behalf of Registrant and exercise discretion with respect to the conduct of the Registrant’s business.

In consideration for the Services, the Subsidiary will be entitled to a share of the Registrant’s profits at an amount equal to 80%, payable at the end of the fiscal year in which the profits were generated. In addition, the Registrant will pay the Subsidiary for all direct cost that the Subsidiary incurs as a result of rendering the Services. The term of the Service Agreement will commence on the date of the Service Agreement and will renew automatically for one-year periods at each anniversary of the Service Agreement unless terminated earlier.

The foregoing descriptions of the Agreement, the Plan and the Service Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement, the Plan and the Service Agreement, respectively, which are referenced in Exhibits 10.6, 10.7 and 10.8, respectively, to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibits

10.6	Agreement dated July 22, 2009 by and between Adama Technologies Corp and each of Boaz Benrush and Oren Bar-nir Gayer.*
10.7	2009 Employee Stock Incentive Plan
10.8	Service Agreement dated July 22, 2009, by and between Adama Technologies Corp. and Adama Technologies (Israel) Ltd.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMA TECHNOLOGIES CORPORATION.

	By:	/s/ Aviram Malik
	Name:	Aviram Malik
	Title:	President and Chief Executive Officer,

Date: July 28, 2009